PIMCO Municipal Income Fund III
Meeting Date: 12-23-08

	Record Date  			   Record Date 	 		Combined record
	Shares(Common):	31,750,713.000	     Shares	 10,800		  date shares:   31,761,513

Quorum Totals
					        Preferred
			 % of Outstanding       Shares		% of Outstanding    Grand	   Total % (Common
	Common Shares	   (Common)		Combined	(Preferred)	    Totals	   & Preferred)

Voted	 29,617,657.341	   93.282%		 9,206 		 85.241%	    29,626,863.341 	93.279%
Unvoted	 2,133,055.659	    6.718%		 1,594 		 14.759%	     2,134,649.659 	6.721%
Total	 31,750,713.000	  100.000%		10,800 		 100.00%	    31,761,513.00 	100.00%

Proposal Totals
				   % of  Common 		 					% of Preferred
				    Shares 		% of Common			Preferred 	Shares 		% of Preferred
		Common Shares	   Outstanding		Shares Voted			 Shares 	Outstanding	Shares Voted

Paul Belica								Paul Belica
For 	 	27,796,155.737 	    87.545%		93.850%		For 		 8,674 		80.315%		94.221%
Withheld	 1,821,501.604 	     5.737%		6.150%		Withheld	   532 		 4.926%		 5.779%
Total	 	29,617,657.341 	    93.282%		100.000%	Total		 9,206 		85.241%		100.000%

John C. Maney								John C. Maney
For 		 27,824,787.737      87.635%		93.947%		For 		 8,681 		80.380%		94.297%
Withheld	 1,792,869.604	      5.647%		6.053%		Withheld	   525		4.861%		 5.703%
Total	 	29,617,657.341       93.282%		100.000%	Total		 9,206 		85.241%		100.000%

									Diana L. Taylor
									For 		 8,681 		80.380%		94.297%
									Withheld	   525 		 4.861%		 5.703%
									Total		 9,206 		85.241%		100.000%



		Combined Totals (Common & Preferred)

		Total Voted 	    % of Outstanding	% of Voted
Paul Belica
For	 	27,804,829.737   	87.543%		93.850%
Withheld	 1,822,033.604 	         5.737%		 6.150%
Total Voted	29,626,863.341 	        93.279%		100.000%

John C. Maney
For	 	27,833,468.737 		87.633%		93.947%
Withheld	 1,793,394.604 		 5.646%		 6.053%
Total Voted	29,626,863.341 		93.279%		100.000%

In connection with the Joint Annual Meeting of Shareholders of the PIMCO Municipal Income Fund III, PNC Global Investment Servicing hereby certifies the above tabulation of shareholder ballots.


Maura Stanley
Section Manager, Client Services